UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2022

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36061	46-2346314
(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	BNFT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 1, 2022, Benefitfocus, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Voya Financial, Inc., a Delaware corporation (“Parent”) and Origami Squirrel Acquisition Corp, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger.

The Company’s Board of Directors (the “Company Board”) unanimously approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement and determined that the Merger Agreement and transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company and its stockholders (other than Excluded Shares that are not Dissenting Shares (each as defined in the Merger Agreement)). The Company Board also resolved to recommend that the Company’s stockholders adopt the Merger Agreement.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock of the Company, $0.001 par value (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than shares of Common Stock owned by the Company, Parent, Merger Sub, or any of their respective direct or indirect wholly-owned subsidiaries (and in each case not held on behalf of third parties), and shares of Common Stock owned by stockholders of the Company who did not vote in favor of Merger, have properly demanded and not withdrawn or otherwise waived or lost such a right to appraisal under Delaware law) will be converted into the right to receive $10.50 per share in cash, without interest (the “Per Share Common Stock Merger Consideration”). Each share of the Series A Convertible Preferred Stock of the Company, $0.001 par value (“Preferred Stock”) issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive an amount of cash equal to the Convertible Preferred Liquidation Amount, as such term is defined in the Merger Agreement (the “Per Share Preferred Stock Merger Consideration”, and together with the Per Share Common Stock Merger Consideration, the “Merger Consideration”).

The Merger Agreement also contains customary “no-shop” restrictions pursuant to which the Company, is required, among other things, not (i) to initiate, solicit, cause, propose or knowingly encourage, assist or facilitate any alternative transaction proposals from third parties or (ii) to provide non-public information regarding the Company to and engage in discussions or negotiations with third parties regarding alternative transaction proposals. Notwithstanding the limitations applicable under the “no-shop” restrictions, after the execution date of the Merger Agreement, and prior to obtaining the approval of the Merger Agreement by holders of a majority of the Company’s outstanding shares of Common Stock and Preferred Stock (voting as a single class with the shares of Common Stock, on an as-converted basis) entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose (the “Requisite Company Vote”), the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to any unsolicited, bona fide alternative transaction proposal if the Company Board determines in good faith, after consultation with outside legal counsel, that based on the information then available, (1) and after consultation with its financial advisor, that such transaction proposal either constitutes a Superior Proposal, as such term is defined in the Merger Agreement, or is reasonably likely to result in a Superior Proposal and (2) the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law.

At the Effective Time, Company equity-based awards (each, a “Company Equity Award”) outstanding immediately prior to the Effective Time will generally be subject to the following treatment:

•

Each vested and outstanding option (each, a “Company Option”) to purchase shares of Common Stock granted under the Company’s Third Amended and Restated 2012 Stock Plan will be cancelled, and each holder of such Company Options will be entitled to receive, without interest, as promptly as reasonably practicable after the Effective Time, an amount in cash equal to the product of (i) the number of shares of Common Stock subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) the Per Share Common Stock Merger Consideration over (B) the exercise price per share of Common Stock of such Company Option, less applicable taxes required to be withheld with respect to such payment;

•

Each outstanding Company Equity Award that was granted in 2019 or 2020 (a “Specified Award”), will be cancelled, and each holder of such Specified Award will be entitled to receive, without interest, as promptly as reasonably practicable after the Effective Time, an amount in cash equal to the product of (i) the number of shares of Common Stock subject to such Specified Award immediately prior to the Effective Time, multiplied by (ii) the Per Share Common Stock Merger Consideration, less applicable taxes required to be withheld with respect to such payment;

•

Each outstanding restricted stock unit (each, a “Company RSU”) that is not a Specified Award (including any Company Retention RSUs (as defined below) and each outstanding performance stock unit which has been earned for the applicable performance period

(which performance period has ended prior to the closing of the Merger) and which is only subject to time-based vesting as of the closing of the Merger (each, a “Company Time-Vesting PSU”)) will be assumed by Parent and converted into a restricted stock unit (a “Parent RSU”) covering a number of shares of common stock of Parent, par value $0.01 per share (the “Parent Common Stock”) (rounded to the nearest whole number) equal to the product of (i) the number of shares of Common Stock subject to such Company RSUs or Company Time-Vesting PSU immediately prior to the Effective Time multiplied by (ii) the Equity Award Exchange Ratio (as defined in the Merger Agreement). Each Parent RSU will continue to be governed by the same terms and conditions as were applicable to the corresponding Company RSU or Company Time-Vesting PSU immediately prior to the Effective Time;

•

Each outstanding performance stock unit other than a Company Time-Vesting PSU or a Specified Award (each, a “Company PSU”) will be assumed by Parent and converted into a Parent RSU covering a number of shares of Parent Common Stock (rounded to the nearest whole number) equal to the product of (i) the number of shares of Common Stock subject to such Company PSUs immediately prior to the Effective Time based on target performance multiplied by (ii) the Equity Award Exchange Ratio (as defined in the Merger Agreement). Each Parent RSU will continue to be governed by the same terms and conditions as were applicable to the corresponding Company PSU immediately prior to the Effective Time; and

•

Each outstanding Company RSU and Company PSU held by a non-employee director or consultant of the Company or by any employee who is not a Continuing Employee (as defined in the Merger Agreement) will be cancelled, and each holder of such Company Equity Award will be entitled to receive, without interest, as promptly as reasonably practicable after the Effective Time, an amount in cash equal to the product of (i) the number of shares of Common Stock subject to such Company Equity Award immediately prior to the Effective Time based on target performance multiplied by (ii) the Per Share Common Stock Merger Consideration, less applicable taxes required to be withheld with respect to such payment.

The consummation of the Merger is subject to various conditions, including, among others, customary conditions including (i) the adoption of the Merger Agreement by the Requisite Company Vote, (ii) the statutory waiting period (and any extensions thereof) applicable to the consummation of the transactions contemplated by Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and, if applicable, any contractual waiting periods under any timing agreements in connection therewith will have expired or been earlier terminated (collectively, “HSR Approval Condition”), (iii) no governmental entity will have enacted or enforced any law or order that is in effect and prevents the consummation of the transactions contemplated by the Merger Agreement and (iv) the absence of a Material Adverse Effect (as defined in the Merger Agreement). The obligation of each party to consummate the Merger is also conditioned on the accuracy of the other party’s representations and warranties (subject to certain materiality exceptions) and the other party’s compliance, in all material respects, with its covenants and agreements under the Merger Agreement. The Merger Agreement is not subject to a financing condition.

The Merger Agreement provides for certain customary termination rights of the Company and Parent, including the right of either party to terminate the Merger Agreement if the transactions contemplated by the Merger Agreement have not been consummated by 5:00 p.m. (New York time) on April 30, 2023 (the “Outside Date”), provided that the Outside Date may be extended by either party to June 30, 2023, if, as of the initial Outside Date, all conditions to the closing of the Merger are satisfied or, to the extent permitted by applicable law, waived other than with respect to the HSR Approval Condition. The Company may terminate the Merger Agreement, in certain circumstances, including to accept a Superior Proposal on the terms set forth in the Merger Agreement. The Merger Agreement also provides that the Company will be required to pay Parent a termination fee of $14,000,000 (the “Termination Fee”) in certain circumstances, including if the Company terminates the Merger Agreement to accept a Superior Proposal or if Parent terminates the Merger Agreement because the Company Board has effected a Change of Recommendation (as defined in the Merger Agreement), or certain other triggering events.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

A copy of the Merger Agreement has been included to provide investors with information regarding it terms. It is not intended to provide any other factual information about the Company, Parent, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts or made for other purposes, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and may not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information will not necessarily be fully reflected in the Company’s public disclosures.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the Merger Agreement, on November 1, 2022, the Company granted special retention restricted stock units (“Company Retention RSUs”) to certain members of the Company’s management, including Matthew Levin, the Company’s Chief Executive Officer, and Alpana Wegner, the Company’s Chief Financial Officer. The Company Retention RSUs were granted pursuant to the Company’s Third Amended and Restated 2012 Stock Plan. The number of Company Retention RSUs for Mr. Levin and Ms. Wegner were determined by dividing $2.8 million and $1.5 million, respectively, by the 20-day historic average stock price of the Company as of the date of grant. In accordance with the Company Retention RSU award agreements (each, a “Retention RSU Agreement”), half of the Company Retention RSUs will vest upon the closing of the Merger and the other half will vest on the date that is six months after the closing of the Merger (the “Final Vesting Date”), subject to continuous service. If Mr. Levin or Ms. Wegner’s employment is terminated without Cause or for Good Reason (in each case, as defined his or her pre-existing employment agreement) on or after the closing of the Merger and prior to the Final Vesting Date, Mr. Levin’s or Ms. Wegner’s Company Retention RSUs, as applicable, will vest in full.

The foregoing description of the Company Retention RSUs is qualified in its entirety by reference to the full text of the form of Retention RSU Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 8.01.	Other Events.

Support Agreements

On November 1, 2022, concurrently with the execution of the Merger Agreement, Parent, Merger Sub and the Company entered into a Support Agreement (each, a “Support Agreement”) with each of BuildGroup Management, LLC (“BuildGroup”) and Indaba Capital Management, L.P. (“Indaba”), pursuant to which each of BuildGroup and Indaba agreed to, among other things, vote their shares of capital stock of the Company, approximately 24% of the outstanding voting power of the Company’s capital stock, in favor of the adoption of the Merger. A copy of the Support Agreements are attached hereto as Exhibit 10.2 and Exhibit 10.3 and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “will,” “plan,” “project,” “seek,” “should,” “target,” “would,” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management.

Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include the following: (i) conditions to the completion of the proposed transaction, including stockholder approval of the proposed transaction, may not be satisfied or the regulatory approval required for the proposed transaction may not be obtained on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties to the proposed transaction; (iii) the effect of the announcement or pendency of the proposed transaction on the Company’s customers, suppliers, business relationships, operating results and business generally; (iv) the risk that the proposed transaction disrupts the Company’s current plans and operations and the potential difficulties in the Company’s employee retention as a result of the proposed transaction; (v) the risk related to diverting management’s attention from our ongoing business operations; (vi) potential litigation that may be instituted against the Company or its directors or officers related to the proposed transaction or the merger agreement between the parties to the proposed transaction; (vii) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (viii) the risk that the proposed transaction will not be consummated in a timely manner; (ix) macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; natural disasters and adverse weather, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, including the recent war in Ukraine and any escalation thereof, cyber terrorism or cyber attacks, epidemics and pandemics, and other matters beyond the Company’s control; and (x) such other factors as are set forth in the Company’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-K for the fiscal year ended December 31, 2021 and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

The Company’s forward-looking statements speak only as of the date of this communication or as of the date they are made. The Company disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction of the Company by Parent. In connection with the proposed transaction, the Company will file with the SEC and furnish to its stockholders a proxy statement on Schedule 14A and other relevant documents. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and the Company’s stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from the Company. Such documents are not currently available.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2022 Annual Meeting of Stockholders, which was filed with the SEC on May 9, 2022. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated November 1, 2022, by and among Benefitfocus, Inc., Voya Financial, Inc. and Origami Squirrel Acquisition Corp.

10.1	Form of Restricted Stock Unit Agreement for awards granted to executives of Benefitfocus, Inc., dated November 1, 2022.

10.2	Support Agreement, dated November 1, 2022, by and among Voya Financial Inc., Origami Squirrel Acquisition Corp, Benefitfocus Inc. and BuildGroup Management, LLC.

10.3	Support Agreement, dated November 1, 2022, by and among Voya Financial Inc., Origami Squirrel Acquisition Corp, Benefitfocus Inc. and Indaba Capital Management, L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENEFITFOCUS, INC.

Date: November 3, 2022	By:	/s/ Alpana Wegner
	Name:	Alpana Wegner
	Title:	Chief Financial Officer